Exhibit 99.1

Lucid Group, Inc. Prices $1,750,000,000 Convertible Senior Notes Offering

NEWARK, CALIFORNIA—(PRNewswire)—December 9, 2021—Lucid Group, Inc. (“Lucid”)(Nasdaq: LCID) today announced the pricing of its offering of $1,750,000,000 aggregate principal amount of 1.25% convertible senior notes due 2026 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on or about December 14, 2021, subject to the satisfaction of customary closing conditions. Lucid also granted the initial purchasers of the notes an option, for settlement within a period of 13 days from, and including, the date the notes are first issued, to purchase up to an additional $262,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Lucid and will accrue interest at a rate of 1.25% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2022. The notes will mature on December 15, 2026, unless earlier repurchased, redeemed or converted. Before September 15, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events and during specified periods. From and after September 15, 2026, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Lucid will settle conversions of notes by paying or delivering, as applicable, cash, shares of its Class A common stock (the “common stock”) or a combination thereof, at Lucid’s election. The initial conversion rate is 18.2548 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $54.78 per share of common stock. The initial conversion price represents a premium of approximately 50.00% over the last reported sale price on The Nasdaq Global Select Market of $36.52 per share of Lucid’s common stock on December 9, 2021. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, Lucid will, in certain circumstances, increase the conversion rate for a specified time for holders who convert their notes in connection with that make-whole fundamental change.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Lucid’s option at any time, and from time to time, on or after December 20, 2024 and on or before the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Lucid’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If Lucid calls any or all notes for redemption, holders of notes called for redemption may convert their notes during the related redemption conversion period, and any such conversion will also constitute a “make-whole fundamental change” with respect to the notes so converted.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to limited exceptions, holders may require Lucid to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Lucid estimates that the net proceeds from the offering will be approximately $1,727 million (or approximately $1,987 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Lucid intends to allocate an amount equal to the net proceeds from the notes to finance or refinance, in whole or in part, one or more new or existing “Eligible Green Investments,” including the development, manufacture, or distribution of products, key components, and machinery related to electric vehicles or energy storage systems, as well as investments and expenditures related to renewable energy, energy efficiency, and sustainable water and waste management. Pending such allocation, Lucid intends to use the net proceeds of the offering for business expansion and general corporate purposes, which may include investing in our manufacturing capabilities, expanding and improving operations such as our retail and service network, investing in research and development, and supporting other potential growth opportunities.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Lucid Group

Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating electric vehicles centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design underpinned by race-proven technology. The Lucid Air was recently named the 2022 MotorTrend Car of the year and the Lucid Air has achieved EPA certification for 450+ miles of range on a single charge from the EPA, including up to 520 miles in the Lucid Air Dream Edition Range. The vehicle features a luxurious full-size interior space in a mid-sized exterior footprint. Customer deliveries of Lucid Air, which is produced at Lucid’s new factory in Casa Grande, Arizona, are underway.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds. Forward-looking statements represent Lucid’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Lucid’s business, including those described in periodic reports that Lucid files from time to time with the SEC. Lucid may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Lucid does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Media Contact

media@lucidmotors.com